Exhibit 21

                                  SUBSIDIARIES

                                                      Jurisdiction of
Parent                                                Incorporation
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Covenant Bancorp, Inc.                                New Jersey


Subsidiary of Parent
--------------------
Covenant Bank                                         New Jersey


Subsidiaries of Covenant Bank
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Covenant Investment Corp.                             Delaware

Dole Realty Group, Inc.                               New Jersey